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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-96192) pertaining to the registration of 2,526,025 shares of common stock of VideoServer, Inc., the Registration Statement (Form S-3 No. 333-28209) pertaining to the registration of 223,881 shares of common stock of VideoServer, Inc., the Registration Statement (Form S-8 No. 333-85245) pertaining to the VideoServer, Inc. 1995 Employee Stock Purchase Plan, the Registration Statement (Form S-8 333-44984) pertaining to the Amended and Restated 1991 Stock Incentive Plan and the 1995 Employee Stock Purchase Plan of Ezenia! Inc., the Registration Statement (Form S-3 No. 333-66628) pertaining to the registration of 400,000 shares of common stock of Ezenia! Inc., and the Registration Statement (Form S-8 No. 333-75824) pertaining to the 2001 Stock Incentive Plan, of our report dated February 7, 2002, except as to the last paragraph of Note 9, as to which the date is March 14, 2002, with respect to the consolidated financial statements and schedule of Ezenia! Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                              /s/ Ernst & Young LLP

Boston, Massachusetts
March 27, 2002

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